UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2013

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-21174	04-2977748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Network Drive, Burlington, Massachusetts  01803
(Address of Principal Executive Offices)   (Zip Code)

(978) 640-6789
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⎕ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⎕ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⎕ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⎕ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On October 17, 2013, Avid Technology, Inc. (the “Company”) issued a press release announcing that the Listing Qualifications Panel (the “Panel”) of The NASDAQ Stock Market (“NASDAQ”) has granted the Company’s request to remain listed on NASDAQ, subject to the condition that the Company is current in the filing of its periodic reports with the Securities and Exchange Commission by March 14, 2014.

The Panel’s determination follows an in-person hearing before the Panel, at which the Panel considered the Company’s plan to regain compliance with NASDAQ’s filing requirement. The Company is diligently working to satisfy the terms of the Panel’s decision and expects to be able to do so.

The Company's cash balance on September 30, 2013 was $50.2 million. The Company expects that additional cash expenditures related to the ongoing accounting evaluation through completion of the evaluation will amount to approximately $15 million to $20 million.

A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information included in this item 7.01 is furnished not filed.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Form 8-K and the press release attached as an exhibit hereto, this Form 8-K and the press release contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Such statement include, without limitation, statements regarding Avid's belief that it will be able to comply with the March 14, 2014 NASDAQ deadline by completing the previously announced restatement and filing its outstanding annual report on Form 10-K and periodic reports on Form 10-Qs with the SEC. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit Number	Description
99.1*	Press release dated October 17, 2013.

*Document furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: October 17, 2013	By: /s/ John W. Frederick Name: John W. Frederick Title: Executive Vice President, Chief Financial Officer and Chief Administrative Officer